Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form F-1 of XTL Biopharmaceuticals Ltd. of our report dated March 31, 2016 relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel Aviv, Israel	Kesselman & Kesselman
November 7, 2016	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited